China Medicine Reports Second Quarter 2010 Financial Results

- Gross Margin Increases to 35.6% from 23.4% -
- Conference Call Scheduled for August 13, 2010 -

Guangzhou, China, August 12, 2010 – China Medicine Corporation (OTC BB: CHME) (“China Medicine” or “the Company”), a leading manufacturer, developer and distributor of Western pharmaceuticals, traditional Chinese medicines (“TCM”), and other health products, today announced financial results for the second quarter ended June 30, 2010.

Second Quarter 2010 Financial Performance

•	Revenue increased 14.2% to $17.2 million from $15.1 million in the prior year period.
•	Gross margin was 35.5%, compared to 23.4% in the prior year period.
•	Operating income increased 113.0% to $3.8 million from $1.8 million in the prior year period.
•	Net income available to common shareholders increased to $4.1 million, or $0.10 per diluted share, from $41,996, or $0.00 per diluted share, in the prior year period.

Mr. Senshan Yang, Chairman and CEO of China Medicine Corporation, stated, "We are very happy with our performance this quarter, which marked a successful period of transition for us as we move from a pure pharmaceutical distributor to a vertically-integrated pharmaceutical enterprise. We are especially pleased with the improvement in gross margin, which was mainly driven by a product mix shift within our distribution business and the revenue contribution from our LifeTech proprietary products. Additionally, our addressable market in China continues to grow, and our efforts to capitalize on this growth are progressing very well.  We believe that we are well-positioned to be a leading consolidator in this fragmented industry and we’ll strive to work responsibly and aggressively on behalf of our shareholders.”

In the second quarter of 2010, revenue increased 14.2% year over year to $17.2 million from $15.1 million, reflecting a combination of continued strong demand for our existing products and contributions from the newly-acquired Guangzhou LifeTech Pharmaceutical Co., Ltd. (“LifeTech”).  Revenue from distribution increased 4.1% to $15.2 million from $14.6 million in the prior year period, driven by increased sales of high-margin products mainly for the treatment of cardiovascular and cerebral-vascular diseases.  Revenue from proprietary products increased to $2.0 million from $0.5 million in the prior year period, reflecting the inclusion of revenues from LifeTech’s products, which were acquired at the end of 2009.

Gross profit increased 73.1% to $6.1 million from $3.5 million in the prior year period.  Gross margin increased to 35.5% from 23.4% in the prior year period, primarily due to a revenue mix shift toward higher-margin products.  The shift was aided by the product mix shift within our distribution business and increased revenue contribution from LifeTech products.

Operating income in the second quarter of 2010 increased 113.0% to $3.8 million from $1.8 million in the prior year period.  Selling, general and administrative expenses increased to $2.0 million from $1.3 million in the same period last year, primarily due to additional overhead costs related to the LifeTech acquisition. Research and development expenses were $0.3 million, compared to $0.4 million in the prior year period.

Net income available to common shareholders in the second quarter of 2010 increased to $4.1 million, or $0.10 per diluted share, from $41,996, or $0.00 per diluted share, in the second quarter of 2009.  The earnings per share calculation is based on 40.0 million diluted shares outstanding, compared to 15.4 million diluted shares outstanding in the prior year period.  Non-GAAP net income, which excludes a one-time non-cash charge related to the warrants and the change in fair value of warrant liabilities, was $2.7 million, or $0.07 per diluted share, compared to $1.3 million, or $0.08 per diluted share, in the prior year period.

Financial Performance for the Six Months Ended June 30, 2010

For the six months ended June 30, 2010, revenue increased 10.4% to $27.8 million from $25.2 million in the first six months of 2009.  During the same time period, gross profit increased 48.3% to $9.4 million from $6.3 million.  Income from operations increased 42.0% to $5.0 million from $3.5 million in the first six months of 2009.  Net loss available to common shareholders was ($242,870), or ($0.01) per share, compared to net income available to common shareholders of  $592,078, or $0.04 per share, in the first six months of 2009.  This net loss included a one-time $6.1 million non-cash charge in connection with a deemed preferred stock dividend related to the Company’s private placement financing in January 2010. The deemed preferred stock dividend reflects the beneficial conversion feature of the convertible preferred stock issued to OEP CHME Holdings, LLC (“OEP”) in the January 2010 private placement in accordance with SAB No.98.

Balance Sheet

As of June 30, 2010, the Company had cash and cash equivalents of $62.9 million, of which $53.9 million was restricted cash.  This compares to $72.9 million as of March 31, 2010 and $2.4 million as of June 30, 2009.  Restricted cash represents amounts set aside by the Company in accordance with its debt agreements with a financial institution and the Stock Subscription Agreement that was completed on January 29, 2010. Working capital was $87.6 million as of June 30, 2010.  The increase was mainly due to the cash and cash equivalents obtained from OEP upon the completion of the private placement.

Full Year 2010 Financial Guidance

China Medicine reiterates its expectation that full year 2010 revenue will be in the range of $72 to $76 million, 11% to 17% higher than 2009, and gross margin will be in the range of 33% to 38%, as compared to 29.3% in 2009.  The Company revised its expectation of full year operating expenses to represent approximately 12-15% of revenue. This guidance reflects China Medicine's current and preliminary views, which are subject to change.

Conference Call

The Company will hold a conference call on Friday, August 13th, at 8:00 a.m. U.S. Eastern Time following the announcement.  Listeners may access the call by dialing the following numbers:

United States toll free:	1-866-293-8969
International:	1-913-312-0677

Listeners may access the replay through August 27, 2010 by dialing the following numbers:

United States toll free:	1-888-203-1112
International:	1-719-457-0820
Password:	4400886

Use of Non-GAAP Financial Measures

GAAP results for three and six months periods ended June 30, 2010 and June 30, 2009 include non-cash gains and expenses related to change in the fair value of the Company's warrant liabilities and a deemed preferred stock dividend related to outstanding convertible preferred stock issued to OEP. The non-GAAP measure provides a consistent basis for investors to understand our financial performance in comparison to historical periods without variation of non-recurring items and non-operating related gains and charges. In addition, it allows investors to evaluate our performance using the same methodology and information as that used by our management. Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, the Company compensates for these limitations by providing the relevant disclosure of the items excluded.

Because these expenses are non-cash, and not related to the Company's operating results, the Company believes that the non-GAAP information is useful to supplement the Company's condensed consolidated financial statements. A reconciliation of the adjustments to GAAP results appears in the table accompanying this press release. This additional non-GAAP information is not meant to be considered as a substitute for GAAP financials. The non-GAAP financial information that the Company provides also may differ from the non-GAAP information provided by other companies.

About China Medicine Corporation

China Medicine Corporation, a vertically integrated enterprise with a research and development centre, manufacturing facility and well established sales network, engages in the production and distribution of prescription and over the counter ("OTC") drugs, traditional Chinese medicine (“TCM”) products, herbs and dietary-supplements, medical devices, and medical formulations in China. The Company is developing a number of proprietary products for a variety of indications, including oncology, high blood pressure and toxin removal from food and animal feeds. For more information, please visit the Company's website at http://www.cmc621.com.

Safe-Harbor Statement

This press release contains forward-looking statements concerning the Company’s business and products. The Company’s actual results may differ materially depending on a number of risk factors including, but not limited to, the following: general economic and business conditions, obtaining regulatory approval for new products, government support for rural health care, competition from existing and new competitors, changes in technology, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this cautionary statement and the risk factors detailed in the Company's reports filed with the Securities and Exchange Commission. China Medicine Corporation undertakes no duty to revise or update any forward-looking statement to reflect events or circumstances after the date of this release.

Contact Information

ICR, Inc.
In New York: Ms. Christine Duan: 1-203-682-8200
In Beijing: Ms. Wen Lei Zheng: 86-10-6599-7968

China Medicine Corporation
In Guangzhou: Ms. Gavin Chen: 86-20-8737-2102

CHINA MEDICINE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	For Three Months Ended June 30,		For Six Months Ended June 30,
	2010	2009	2010	2009
REVENUES
Distribution products	$15,153,848	$14,553,440	$24,708,356	$24,199,863
Proprietary products	2,036,239	501,653	2,904,308	953,620
Medical technology	-	-	149,712	-
Total revenues	17,190,087	15,055,093	27,762,376	25,153,483

COST OF REVENUES
Distribution products	10,022,502	11,154,440	16,791,185	18,171,868
Proprietary products	1,060,143	371,426	1,616,361	672,760
Medical technology	-	-	-	-
Total cost of revenues	11,082,645	11,525,866	18,407,546	18,844,628

GROSS PROFIT	6,107,442	3,529,227	9,354,830	6,308,855

OPERATING EXPENSES
Research and development	344,517	432,764	708,924	763,506
Selling, general and administrative	1,974,259	1,318,152	3,610,912	1,999,474
Total operating expenses	2,318,776	1,750,916	4,319,836	2,762,980

INCOME FROM OPERATIONS	3,788,666	1,778,311	5,034,994	3,545,875

OTHER INCOME (EXPENSE):
Other income (expense), net	(46,257)	(26,400)	(166,960)	(20,847)
Change in fair value of warrant liabilities	1,371,780	(1,213,218)	2,481,474	(1,971,907)

INCOME BEFORE INCOME TAXES
AND NONCONTROLLING INTERESTS	5,114,189	538,693	7,349,508	1,553,121

PROVISION FOR INCOME TAXES	1,089,308	570,014	1,602,263	1,115,500

NET INCOME (CHINA MEDICINE CORPORATION AND
NONCONTROLLING INTERESTS)	4,024,881	(31,321)	5,747,245	437,621

Add: Net loss attributable to noncontrolling interests	78,444	73,317	153,885	154,457

NET INCOME ATTRIBUTABLE TO CHINA MEDICINE
CORPORATION	4,103,325	41,996	5,901,130	592,078

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	289,762	(277)	295,105	(58,985)
Foreign currency translation attributable to noncontrolling interests	15	68	(11)	(1,065)

COMPREHENSIVE INCOME	$4,393,102	$41,787	$6,196,224	$532,028

Less: Deemed preferred stock dividend	-	-	(6,144,000)	-

NET INCOME (LOSS) AVAILABLE TO CHINA MEDICINE CORPORATION
COMMON SHAREHOLDERS	$4,103,325	$41,996	$(242,870)	$592,078

EARNINGS (LOSS) PER SHARE
Basic	$0.19	$-	$(0.01)	$0.04
Diluted	$0.10	$-	$(0.01)	$0.04

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	21,885,645	15,231,214	20,419,738	15,228,966
Diluted	39,992,703	15,355,660	20,419,738	15,248,178

CHINA MEDICINE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

ASSETS
	June 30,	December 31,
	2010	2009
	Unaudited
CURRENT ASSETS
Cash	$9,004,104	$471,769
Restricted Cash	53,889,986	1,760,400
Accounts receivable, trade, net of allowance for doubtful accounts of $157,725 and $157,083 as of June 30, 2010 and
December 31, 2009, respectively	24,877,145	22,314,660
Inventories	3,883,201	2,731,097
Advances to suppliers	6,383,691	2,518,396
Other current assets	1,199,197	465,407
Total current assets	99,237,324	30,261,729

PLANT AND EQUIPMENT, NET	11,550,038	12,000,687

OTHER ASSETS
Long term prepayments	7,876,181	7,900,212
Intangible assets, net	16,479,014	16,681,854
Total other assets	24,355,195	24,582,066

Total assets	$135,142,557	$66,844,482

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Short term loans	$4,873,052	$9,506,160
Accounts payable, trade	2,523,532	1,324,269
Other payables and accrued liabilities	672,035	939,887
Customer deposits	690,122	483,358
Taxes payable	2,808,197	2,119,745
Liquidated damages payable	44,003	44,003
Total current liabilities	11,610,941	14,417,422

Fair value of warrant liabilities	634,659	6,918,068
Total liabilities	12,245,600	21,335,490

Commitments and contingencies

Redeemable convertible preferred stock, $0.0001 par value, 1,653,333 and Nil shares issued and outstanding at June 30, 2010 and
December 31, 2009, respectively	49,600,000	-

SHAREHOLDERS' EQUITY
Common stock, $0.0001 par value; 90,000,000 shares authorized,
23,097,806 and 15,451,105 shares issued and outstanding
at June 30, 2010 and December 31, 2009, respectively	2,309	1,544
Stock Subscription	2,088,000	-
Paid-in capital	39,181,305	13,380,444
Statutory reserves	4,389,665	4,293,116
Retained earnings	22,536,568	22,875,987
Accumulated other comprehensive income	4,733,199	4,438,094
Total shareholders' equity	72,931,046	44,989,185

NONCONTROLLING INTERESTS	365,911	519,807

Total equity	73,296,957	45,508,992

Total liabilities and shareholders' equity	$135,142,557	$66,844,482

CHINA MEDICINE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six months ended June 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income attributable to China Medicine Corporation	$5,901,130	$592,078
Net loss attributable to noncontrolling interests	(153,885)	(154,457)
Net income	5,747,245	437,621
Adjustments to reconcile net income to cash
provided by (used in) operating activities:
Depreciation and amortization	929,154	433,934
Bad debt expense	118,848	-
Loss on sale of assets	-	27,816
Stock-based compensation	92,904	48,050
Change in fair value of warrants liabilities	(2,481,474)	1,971,907
Change in operating assets and liabilities:
Accounts receivable, trade	(2,460,984)	3,845,752
Inventories	(1,136,217)	(3,288,910)
Advances to suppliers	(3,957,879)	(1,538,563)
Other current assets	(729,086)	39,706
Accounts payable, trade	1,188,906	139,758
Other payables and accrued liabilities	(269,764)	(25,157)
Customer deposits	203,939	157,601
Taxes payable	676,969	(717,560)
Net cash provided by (used in) operating activities	(2,077,439)	1,531,955

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of plant and equipment	(172,056)	(381,321)
Purchase of intangible assets	-	(234,512)
Proceeds from sale of equipment	-	21,986
Advances on long-term prepayments	56,109	(1,934,767)
Net cash used in investing activities	(115,947)	(2,528,614)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options and warrants	1,070,338	21,875
Repayments on short-term loans	(8,416,339)	-
Proceeds from short-term loans	3,763,699	-
Proceeds from issuance of common stock	12,000,000	-
Proceeds from issuance of redeemable preferred stock	57,600,000	-
Payments on private placement related expenses	(3,219,552)	-
Increase in restricted cash	(52,122,386)	-
Net cash provided by financing activities	10,675,760	21,875

EFFECT OF EXCHANGE RATE ON CASH	49,961	(2,830)

CHANGE IN CASH	8,532,335	(977,614)

CASH, beginning of period	471,769	2,791,814

CASH, end of period	$9,004,104	$1,814,200

Supplemental disclosure of cash flows:
Cash paid interest	$177,927	$-
Cash paid income tax	$742,846	$1,092,747

China Medicine Corporation
Reconciliation of GAAP to Non-GAAP

	For the Three Months ended June 30,				For the Six Months ended June 30,
	2010		2009		2010		2009
	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
Adjusted amount of net income available to common shareholders	$2,731,545	$0.07	$1,255,214	$0.08	$3,419,656	$0.17	$2,563,985	$0.17

Adjustments:
Change in fair value of warrant liabilities	(1,371,780)	(0.03)	1,213,218	0.08	(2,481,474)	(0.12)	1,971,907	0.13
Deemed preferred stock dividend	-	-	-	-	6,144,000	0.30	-	-

Amount per consolidated statements of operations	$4,103,325	$0.10	$41,996	$0.00	$(242,870)	$(0.01)	$592,078	$0.04

Weighted average diluted shares for the period ended	39,992,703		15,355,660		20,419,738		15,248,178